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                                                                     Exhibit 4.6


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement, dated as of January 13, 2000, is entered into by and between FLAG TELECOM HOLDINGS LIMITED, a corporation organized and existing under the laws of Bermuda (the "COMPANY"), on the one hand, and RATHBURN LIMITED, a corporation organized and existing under the laws of the British Virgin Islands ("RATHBURN"), ABDUL LATIF OMAR GHURAB, an individual with a place of business in Jeddah, Saudi Arabia ("GHURAB"), ABDUL AZIZ ABDULLAH KAMEL, an individual with a place of business in Jeddah, Saudi Arabia ("KAMEL", and collectively with Rathburn and Ghurab, the "RATHBURN SHAREHOLDERS") BELL ATLANTIC NETWORK SYSTEMS COMPANY, a corporation organized and existing under the laws of the state of Delaware, United States of America ("BELL ATLANTIC"), K.I.N. (THAILAND) CO. LTD., a corporation organized and existing under the laws of Thailand ("KIN"), MARUBENI TELECOM DEVELOPMENT LIMITED, a corporation organized and existing under the laws of Bermuda ("MARUBENI"), THE ASIAN INFRASTRUCTURE FUND, a corporation organized and existing under the laws of the Cayman Islands, British West Indies ("AIF"), REJA SABET, an individual, with a place of business in New York, New York ("R SABET"), HORMOZ SABET, an individual, with a place of business in New York, New York ("H SABET"), SPINCONSULT SA, a corporation organized and existing under the laws of Panama ("SPINCONSULT"), GE CAPITAL PROJECT FINANCE VI LTD., a corporation organized and existing under the laws of Bermuda ("GE"), and AT&T CAPITAL CORPORATION, a corporation organized and existing under the laws of Delaware ("AT&T"), on the other hand (all of the foregoing other than the Company collectively, the "SHAREHOLDERS").

                               W I T N E S S E T H

                  WHEREAS, as of the date hereof the Shareholders own substantially all of the outstanding common shares of the Company; and

                  WHEREAS, the Company contemplates an initial public offering of its common shares and has agreed to provide the Shareholders with liquidity for the shares that they own by providing them with registration rights with respect thereto;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is hereby agreed as follows:

                  1. DEFINITIONS. The following terms shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

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                  "AFFILIATE" shall mean, with respect to any Person, any other
Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.

                  "AGREEMENT" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules hereto, and shall refer to the Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

                  "BLACKOUT PERIOD" shall have the meaning assigned to such term in Section 5 hereof.

                  "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in New York, New York, United States of America, London, the United Kingdom or Hamilton, Bermuda.

                  "COMMON SHARES" shall be the common shares of the Company, par value $.0001 per share, and any Securities issuable or issued or distributed in respect of the Common Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

                  "DEMAND REGISTRATION" shall have the meaning assigned to such term in Section 2(a) hereof.

                  "DEMAND REGISTRATION STATEMENT" shall have the meaning assigned to such term in Section 2(a) hereof.

                  "DERIVATIVE SECURITIES" shall have the meaning assigned to such term in Section 4 hereof.

                  "EFFECTIVE DATE" shall mean the closing date of the Company's initial public offering.

                  "HOLDER" shall mean any Shareholder and any assignee or transferee of any Shareholder or Holder who continues to be entitled to the rights of a Holder hereunder.

                  "INDEMNIFIED PARTY" shall have the meaning assigned to such term in Section 8(d) hereof.

                  "INDEMNIFYING PARTY" shall have the meaning assigned to such term in Section 8(d) hereof.

                  "INITIATING DEMAND HOLDER" shall have the meaning assigned to such term in Section 2(a) hereof.


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                  "MAXIMUM NUMBER OF SECURITIES" shall have the meaning assigned to such term in Section 2(b) hereof.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor entity thereof.

                   "PARTICIPATING DEMAND HOLDERS" shall have the meaning assigned to such term in Section 2(a) hereof.

                  "PARTICIPATING PIGGY-BACK HOLDERS" shall have the meaning assigned to such term in Section 3(b) hereof.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

                  "PIGGY-BACK REGISTRATION" shall have the meaning assigned to such term in Section 3(a) hereof.

                  "PIGGY-BACK REGISTRATION STATEMENT" shall have the meaning assigned to such term in Section 3(a) hereof.

                   "REGISTRABLE SECURITIES" shall mean (a) the Common Shares held by a Holder and (b) any Securities issuable or issued or distributed in respect of any of the Common Shares identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when such Registrable Securities have been sold in a sale made pursuant to Rule 144 (or any successor provision then in effect) of the Securities Act.

                  "REGISTRATION STATEMENT" shall mean a Demand Registration Statement, a Piggy-Back Registration Statement and/or a Shelf Registration Statement, as the case may be.

                  "SECURITIES" shall have the meaning assigned to such term in
Section 2(a)(1) of the Securities Act.

                  "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.


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                  "SHELF REGISTRATION" shall have the meaning assigned to such term in Section 4 hereof.

                  "SHELF REGISTRATION STATEMENT" shall have the meaning assigned to such term in Section 4 hereof.

                  2. DEMAND REGISTRATION.

                        (a) At any time from and after 180 days following the Effective Date and subject to Sections 2(c) and 2(d) hereof, after receipt of a written request from a Holder (the "INITIATING DEMAND HOLDER") requesting that the Company effect a registration (a "DEMAND REGISTRATION") under the Securities Act covering all or part of the Registrable Securities held by such Holder, which specifies the intended method or methods of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 hereof, may elect (by written notice sent to the Company within twenty (20) days from the date of such Holder's receipt of the aforementioned Company's notice) to have all or part of such Holder's Registrable Securities included in such registration thereof pursuant to this Section 2, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon the Company shall, as expeditiously as is reasonably possible, file with the SEC and use commercially reasonable efforts to cause to be declared effective, a registration statement (a "DEMAND REGISTRATION STATEMENT") relating (subject to Section 2(b) hereof) to all of the Registrable Securities which the Company has been so requested to register by such Holders ("PARTICIPATING DEMAND HOLDERS") for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered, PROVIDED, HOWEVER, that the aggregate number of Registrable Securities requested to be registered by all Participating Demand Holders shall be, subject to Section 2(b) below, at least the greater of (a) five percent (5%) of the Common Shares issued and outstanding on the Effective Date, and (b) an aggregate value of $100,000,000, based on the closing trading price of the Common Shares on the date the demand to file such Demand Registration Statement is made.

                        (b) If the Initiating Demand Holder so requests that the offering be underwritten with a managing underwriter (which shall be selected in the manner set forth in Section 12 below) and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of Securities to be included in such offering is greater than the total number of Securities which can be sold therein without having a material adverse effect on the distribution of such Securities or otherwise having a material adverse effect on the marketability thereof (the "MAXIMUM NUMBER OF SECURITIES"), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. The Company shall include such Registrable Securities in a Demand Registration even if the Maximum Number of



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Securities is less than the threshold set forth in Section 2(a) above. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a PRO RATA basis, unless any of the Participating Demand Holders otherwise agree between or among themselves and notify the Company in writing of such agreement. If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Registration any other Securities of the Company, and then other Securities held by other security holders of the Company, on a PRO RATA basis if necessary, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

                        (c) The following Shareholders shall be entitled to the following number of registrations of Registrable Securities pursuant to this
Section 2: the Rathburn Shareholders collectively - 3, Bell Atlantic - 6, KIN - 2, Marubeni - 1, and AIF - 1. All Holders who are assignees or transferees of one of such Shareholders, or assignees or transferees of an assignee or transferee of one of such Shareholders shall collectively be entitled to such number of registrations pursuant to this Section 2 as the original Shareholder Holder of the relevant Registrable Securities was entitled pursuant to this
Section 2(c), less any registrations demanded prior to the date such Person becomes a Holder hereunder. None of R Sabet, H Sabet, Spinconsult, GE or AT&T are entitled to any registrations of Registrable Securities pursuant to this
Section 2. Each Shelf Registration pursuant to Section 4 hereof shall be deemed one Demand Registration pursuant hereto.

                        (d) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than one
(1) Demand Registration Statement under this Agreement in any six-month period, or (ii) any Demand Registration Statement within ninety (90) days following the date of effectiveness of any Registration Statement (other than a Shelf Registration Statement).

                        (e) A Demand Registration requested pursuant to Section 2(a) hereof shall not be deemed to have been effected with respect to any Participating Demand Holder that is not able to register and sell at least 80% of the amount of Registrable Securities requested to be included on behalf of such Holder in such registration.

                        (f) A Participating Demand Holder may withdraw its request with respect to a Demand Registration at any time prior to the effective date of the Demand Registration Statement relating thereto by providing to the Company written notice. Upon any such withdrawal, if the Company determines not to otherwise continue with such Registration Statement for the purpose of registering Common Shares of the Company, another Holder or another shareholder of the Company, the withdrawing Participating Demand Holder shall be obligated, pro rata with any other withdrawing Participating Demand Holder, to reimburse the Company, within 20 days of the date of the written notice of withdrawal, for all Expenses (as defined in Section 12 below)



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incurred by the Company, in connection with such withdrawn Demand Registration that would not otherwise have been incurred by the Company. Any such withdrawn Demand Registration shall be counted with respect to such Holder for purposes of
Section 2(c) hereof as a completed Demand Registration, unless such withdrawal was the result of a change in market conditions that would materially adversely effect the amount and/or price of the Registrable Securities to be included in the Demand Registration.

                  3. PIGGY-BACK REGISTRATION.

                        (a) If the Company at any time after 180 days from the Effective Date proposes to file on its behalf and/or on behalf of any holder of its Securities a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for Securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee incentive plan, respectively) for the registration of Securities (a "PIGGY-BACK REGISTRATION"), it will give written notice to all Holders at least 20 days before the initial filing with the SEC of such piggy-back registration statement (a "PIGGY-BACK REGISTRATION STATEMENT"), which notice shall set forth the intended method of disposition of the Securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

                        (b) Each Holder desiring to have Registrable Securities registered under this Section 3 ("PARTICIPATING PIGGY-BACK HOLDERS") shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use commercially reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

                        (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the Securities being registered by the Company would be greater than the Maximum Number of Securities, then:

                        (i) in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration FIRST, the Securities the Company proposes to register and SECOND, the Securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the Securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a PRO RATA basis;


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                        (ii) in the event any holder (or holders) of Securities
         of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration FIRST, the Securities such security holder (or holders) proposes to register, SECOND, any Securities that the Company proposes to register, and THIRD, the Securities of any other selling security holders, in an aggregate amount which shall not exceed the Maximum Number of Securities; if the aggregate of all Securities proposed to be registered exceeds the Maximum Number of Securities, the number to be registered shall be allocated in the foregoing order and among any such other selling security holders piggy backing on such registration, on a PRO RATA basis;

                        (d) The Company will not hereafter enter into any agreement which is inconsistent with the rights of priority provided in paragraph (c) above.

                  4. SHELF REGISTRATION. In the event that at any time from and after 180 days following the Effective Date, and subject to Sections 2(c) and 2(d) above, a Shareholder or one of its Affiliates (other than R Sabet, H Sabet, Spinconsult, GE or AT&T or any of their respective Affiliates) issues Securities (the "DERIVATIVE SECURITIES") that by their terms are convertible into or exchangeable for Registrable Securities and which will be issued in reliance on Regulation S and/or Rule 144A under the Securities Act, upon the written request of such Shareholder, provided that the aggregate number of Registrable Securities requested to be registered shall be at least the greater of (a) five percent (5%) of the Common Shares issued and outstanding on the Effective Date, and (b) an aggregate value of $100,000,000, based on the closing trading price of the Common Shares on the date the request for such shelf registration statement is made, as promptly as practicable, but in any event no later than 45 days after receipt of such request, the Company shall file with the SEC and thereafter use commercially reasonable efforts to cause to be declared effective as promptly as practicable, but no later than 110 days after receipt of such request, a shelf registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form under the Securities Act relating to the conversion or exchange of the Derivative Securities from time to time in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereafter, the "SHELF REGISTRATION"). Subject to
Section 5 below, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered to holders of the Derivative Securities for a period of time until such time as all the Derivative Securities have been converted or exchanged pursuant thereto.

                  5. BLACKOUT PERIODS. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right to delay the filing or effectiveness of a Registration Statement requested pursuant to
Section 2, 3 or 4 hereof during no more than two (2) periods aggregating to not more than 90 days in any twelve-month period (a "BLACKOUT PERIOD") in the event that (i) (a) the Company would, in accordance with the reasonable advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed, and (b) in the judgment of the




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Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, material joint venture, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company, or (ii) the Company is actively involved in the preparation of its annual audited financial statements (during which time, if a Blackout Period, the Company shall not be required to permit the use of an effective Registration Statement and related Prospectus); PROVIDED, HOWEVER, that during any such Blackout Period, the Company shall also delay the filing or effectiveness of any registration statement with respect to any Securities of the Company or any other shareholder of the Company. The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; and PROVIDED FURTHER, HOWEVER, that the implementation of any Blackout Period shall be done in good faith, and not for the purpose or intention of impeding such rights.

                  6. REGISTRATION PROCEDURES. If the Company is required by the provisions of Section 2, 3 or 4 to use commercially reasonable efforts to effect the registration of any of its Securities under the Securities Act, the Company will, as expeditiously as possible:

                        (a) prepare and file with the SEC a Registration Statement with respect to such Securities and use commercially reasonable efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such Securities by the Holders thereof (or with respect to the Shelf Registration Statement, the Holder of the Derivative Securities) but not to exceed 180 days (except with respect to the Shelf Registration Statement). The Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Securities (or with respect to the Shelf Registration, the holders of the Derivative Securities) not being able to sell such Securities (or convert or exchange such Derivative Securities) during that period, unless such action is required under applicable law or otherwise permitted by this Agreement;

                        (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such Registration Statement until the earlier of such time as all of such Securities have been disposed of in a public offering and (except with respect to the Shelf Registration Statement) the expiration of 180 days;

                        (c) furnish to all selling security holders such number of copies of the applicable Registration Statement and each such amendment and supplement thereto, and of a summary prospectus or other prospectus, including a preliminary prospectus, in



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conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                        (d) use commercially reasonable efforts to register or qualify the Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such Securities shall reasonably request (PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified, to subject itself to taxation in any such jurisdiction, or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the Securities covered by such Registration Statement;

                        (e) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters shall reasonably request. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such underwriters may reasonably request;

                        (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                        (g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

                        (h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar Securities issued by the Company are listed or traded;


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                        (i) give prompt written notice to Holders:

                        (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

                        (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

                        (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                        (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                        (v) of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

                        (j) use commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

                        (k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

                        (l) upon the occurrence of any event contemplated by
Section 6(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 6(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date




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Holders shall have received such amended or supplemented prospectus pursuant to this Section 6(l);

                        (m) (i) make reasonably available for inspection by a single representative of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees during normal business hours and upon reasonable advance notice to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; and

                        (n) in connection with any underwritten offering, make appropriate officers of the Company available to the selling security holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of Securities similar to the Registrable Securities, in connection with any proposed sale of the Registrable Securities in an aggregate offering of at least $100,000,000.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                   7. EXPENSES. All expenses incurred in complying with the provisions of this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of a single counsel for the selling security holders (selected by the Initiating Demand Holder, in the case of a Demand Registration, and otherwise selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the Securities or blue sky laws of any jurisdiction pursuant to Section 6(d), shall be paid by the Company ("Expenses"), except that:

                        (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement (except with respect to a Shelf Registration Statement) because any Holder has not effected the disposition of the Securities requested to be registered shall be paid by such Holder; and


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                        (b) The Company shall not be liable for any fees,
discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the Securities sold by such Holder.

                  8. INDEMNIFICATION AND CONTRIBUTION.

                        (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's partners, directors and officers, and each other person (including each underwriter) to the extent permitted by law who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities ("Losses"), to which such Holder or any such partner, director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, upon receipt of reasonably detailed invoices relating thereto, shall reimburse such Holder or such partner, director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such partner, director, officer or participating person or controlling person in connection with investigating or defending any such Loss or action; PROVIDED that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any indemnified party from whom the person asserting such Losses, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the final prospectus and a copy of the final prospectus shall not have been furnished to such person in a timely manner, unless such prospectus was not furnished because the Company failed to provide the indemnified party in accordance with law and the terms hereof with sufficient copies of such corrected prospectus within the time period required; PROVIDED, FURTHER that the Company shall not be liable in any case to the extent such Losses arise out of or are based upon any untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Holder or such Holder's partners, directors, officers and/or controlling persons specifically for use therein, or (in the case of any underwritten offering) so furnished for such purpose by any underwriter.

                        (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any Losses, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by or on behalf of such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which Securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 8 or to contribute pursuant to paragraph (c) below if any such indemnification or contribution combined with all previous payments made under this Section 8 would in the aggregate be in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

                        (c) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such Losses or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company and the Holders from the sale of Securities.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                        (d) Any person entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; PROVIDED, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees in writing to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised in writing by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to the Indemnified Party which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

                        (e) The agreements contained in this Section 8 shall survive the transfer of the Registered Securities by any Holder and sale of all the Registrable Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such partner, director, officer or participating or controlling person.

                  9. CERTAIN ADDITIONAL LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering. In addition, each Holder agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act and to enter into a customary lock-up agreement with the managing underwriter for an offering, during the 90-day period beginning on the effective date of any Demand Registration Statement (initiated by such Holder) or Piggy-Back Registration Statement in which such Holder is participating or other underwritten offering (initiated by the Company) (except as part of such registration), if and to the extent requested by the managing underwriter for such offering.

                  10. LIMITATIONS ON REGISTRATION OF OTHER SECURITIES; REPRESENTATION. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any Securities of the Company giving such Holder or prospective holder any registration rights the terms of which are more favorable taken as a whole (taking into account the aggregate remaining ownership interest of Registrable Securities by the Holders) than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder.

                  11. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its Securities which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

                  12. SELECTION OF MANAGING UNDERWRITERS. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Sections 2 or 3 hereto shall be selected by the Company and shall be acceptable to the Initiating Demand Holder.

                  13. MISCELLANEOUS.

                        (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                        (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of each Shareholder who is a Holder and a majority in interest of the other Holders.

                        (c) NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by overnight courier mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                        (i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

                        (ii) If to the Company, at

                                    FLAG Telecom Holdings Limited
                                    Emporium Building
                                    69 Front Street
                                    Hamilton HM12, Bermuda
                                    Attention:  General Counsel
                                    Telecopy Number: 1-441-296-0938

                                    with a copy to:

                                    3rd Floor
                                    103 Mount Street
                                    London W1Y5HE
                                    England
                                    Telecopy Number: 011-441-317-0808

         or at such other address as may be substituted by notice given as herein provided.

         The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been sent by overnight courier.

                        (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are assigned or transferred.

                        (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                        (f) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, United States of America without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York, United States of America. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 13(c) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

                        (g) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                        (h) ENTIRE AGREEMENT. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, including without limitation Section 7 of the Stock Purchase Agreement between GE and FLAG Limited, dated as of October 19, 1995 and [ATT Agreement].

                        (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. If any party to this Agreement, other than the Company, fails to execute this Agreement by the Effective Date, the Agreement shall be deemed to be valid, binding and enforceable only for or against those parties who have executed the Agreement, and shall not be valid, binding or enforceable by or against those parties who have not so executed.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           FLAG TELECOM HOLDINGS LIMITED

                                           By:_________________________________
                                                Name:
                                                Title:

                                           RATHBURN LIMITED

                                           By:_________________________________
                                                Name:
                                                Title:

                                           ____________________________________
                                           ABDUL LATIF OMAR GHURAB

                                           ____________________________________
                                           ABDUL AZIZ ABDULLAH KAMEL

                                           BELL ATLANTIC NETWORK SYSTEMS COMPANY

                                           By:_________________________________
                                                Name:
                                                Title:

                                           K.I.N. (THAILAND) CO. LTD.

                                           By:_________________________________
                                                Name:
                                                Title:

                                           MARUBENI TELECOM DEVELOPMENT LIMITED

                                           By:_________________________________
                                                Name:
                                                Title:

                                           THE ASIAN INFRASTRUCTURE FUND

                                           By:_________________________________
                                                Name:
                                                Title:

                                           ____________________________________
                                                REJA SABET

                                           ____________________________________
                                                HORMOZ SABET

                                           SPINCONSULT SA

                                           By:_________________________________
                                                Name:
                                                Title:

                                           GE  CAPITAL PROJECT FINANCE VI LTD.

                                           By:_________________________________
                                                Name:
                                                Title:

                                           AT&T CAPITAL CORPORATION

                                           By:_________________________________
                                                Name:
                                                Title: